CUSIP NO.                                                      PRINCIPAL AMOUNT:

REGISTERED NO.


                               NORWEST CORPORATION

                    MEDIUM-TERM FLOATING RATE NOTE, SERIES J

                   Due Nine Months or More From Date of Issue


/ / Check box if the Note is an Amortizing Note.

/ / Check box if the Note is a Global Note.

          Applicable if the Note is a Global Note:

          [Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

          [If applicable, this Note will contain information required by the U.S. Federal Income Tax "Original Issue Discount" rules, as that term is defined in the Internal Revenue Code of 1986, as amended.]


ORIGINAL ISSUE DATE:                    INITIAL INTEREST RATE:                  ISSUE PRICE:


MATURITY DATE:                          INTEREST RATE BASIS                     INTEREST PAYMENT
                                        (and, if applicable,                    PERIOD:
                                        related Interest Periods):


INTEREST PAYMENT DATES:                 INTEREST DETERMINATION DATES:           MAXIMUM INTEREST RATE:


MINIMUM INTEREST RATE:                  INTEREST CALCULATION DATES:             INTEREST RATE RESET
                                                                                PERIOD:


INTEREST RESET DATES:                   INITIAL INTEREST RESET                  SPREAD MULTIPLIER:
                                        DATE:


SPREAD:  +                              SPECIFIED CURRENCY                      EXCHANGE RATE AGENT
         -                              (if other than U.S. dollars):           (Only applicable if
                                                                                Specified Currency is
                                                                                other than U.S. dollars):


CALCULATION AGENT:                      INDEX MATURITY:                         REDEEMABLE ON OR AFTER
                                                                                (at option of Company):


INITIAL REDEMPTION PERCENTAGE:          ANNUAL REDEMPTION                       OPTIONAL REPAYMENT
                                        PERCENTAGE REDUCTION:                   DATES:


SINKING FUND:                           AUTHORIZED DENOMINATIONS                DEPOSITARY
                                        (Only applicable if                     (Only applicable if this
                                        Specified Currency is                   Note is a Global Note):
                                        other than U.S. dollars):


DESIGNATED CMT MATURITY                 OTHER TERMS:
INDEX AND DESIGNATED TELERATE
PAGE:
(Only applicable if this Note is a
CMT Note):


          If this Note is an Amortizing Note, installments of principal will be paid on the dates specified below in the amounts specified below with respect to each $1,000 original principal amount of the Note:

Amortizing Payment Dates:     Amortizing Payment Amounts:


          NORWEST CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to _______________________, or registered assigns, the principal sum of __________________ at the office or agency of the Company in the Borough of Manhattan, The City of New York or the City of Minneapolis, Minnesota, on the maturity date shown above, or if such date is not a Market Day (as defined herein), the next succeeding Market Day (the "Stated Maturity"), in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts, PROVIDED, HOWEVER, that if this Note is specified above to be an Amortizing Note, then installments of principal on this Note will be paid, without presentation of this Note, on each Amortizing Payment Date specified above, to the person in whose name this Note is registered at the close of business on the fifteenth calendar day (whether or not a Market Day) next preceding such Amortizing Payment Date (the "Amortizing Record Date"), in the respective amount per $1,000 principal amount of this Note specified above (the "Amortizing Payment Amount") in respect of such Amortizing Payment Date; and to pay interest monthly, quarterly, semi-annually or annually as specified above under "Interest Payment Period", on the Interest Payment Dates specified above, commencing with the first Interest Payment Date specified above following the Original Issue Date specified above, and at Maturity, on the principal amount hereof, in like coin or currency, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereinbelow under the heading "Determination of Interest Rate Per Annum for Commercial Paper Rate Notes", "Determination of Interest Rate Per Annum for Prime Rate Notes", "Determination of Interest

Rate Per Annum for LIBOR Notes", "Determination of Interest Rate Per Annum for Treasury Rate Notes", "Determination of Interest Rate Per Annum for CD
Rate Notes", "Determination of Interest Rate Per Annum for CMT Rate Notes" or "Determination of Interest Rate Per Annum for Federal Funds Rate Notes", depending upon whether the Interest Rate Basis is Commercial Paper Rate,
Prime Rate, LIBOR, Treasury Rate, CD Rate, CMT Rate or Federal Funds Rate, as specified above; PROVIDED, HOWEVER, that if any Interest Payment Date or Amortizing Payment Date specified above would otherwise fall on a day that is not a Market Day, such Interest Payment Date or Amortizing Payment Date will be the following day that is a Market Day, except that in the event that the Interest Rate Basis for this Note is LIBOR, if such next Market Day falls in the next calendar month, such Interest Payment Date will be the next preceding day that is a Market Day; PROVIDED, FURTHER, that the Company will make such payments in respect of non-U.S. dollar denominated Notes in U.S. dollars determined as set forth hereinbelow; PROVIDED, HOWEVER, that payments of principal of, premium, if any, and interest on non-U.S. dollar denominated Notes will nevertheless be made in the Specified Currency at the election of the holder as provided herein (unless the Company is unable to make such payments in the Specified Currency due to the imposition of exchange controls or other circumstances beyond the control of the Company as provided herein).
 Interest on this Note shall accrue (a) if the rate at which interest on this
Note is payable shall be adjusted monthly, quarterly, semi-annually or annually, as specified above under "Interest Rate Reset Period" and as determined in accordance with the provisions hereinbelow, from, and including, the Interest Payment Date next preceding the date of this Note to which interest has been paid, unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until payment of said principal sum has been made or duly provided for or (b) if the rate at which interest on this Note is payable shall be adjusted daily or weekly, as specified above under "Interest Rate Reset Period" and as determined in accordance with the provisions hereinbelow, from, but excluding, the Record Date (as defined herein) next preceding the date of this Note through which interest has been paid, unless the date hereof is a Record Date through which interest has been paid, in which case from the day after the date of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until payment of said principal sum has been made or duly provided for; PROVIDED, HOWEVER, that if the Original Issue Date is after any Record Date preceding any Interest Payment Date and before such Interest Payment Date, interest on this Note shall accrue from such Interest Payment Date unless the rate at which interest on this Note is payable shall be adjusted daily or weekly, as provided above under "Interest Rate Reset Period" and as determined in accordance with the provisions hereinbelow, in which case interest on this Note shall accrue from such Record Date, or, in either case, if no interest has been paid on this Note, from the Original Issue Date specified above; PROVIDED, FURTHER, that if the Company shall default in the payment of interest due on any Interest Payment Date, then interest on this Note shall accrue from the next preceding Interest Payment Date or Record Date, as the case may be, to which interest has been paid, or, if no interest has been paid on this Note, from the Original Issue Date specified above. Subject to certain exceptions provided in the Indenture referred to below, the interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date, and interest payable at Maturity will be paid to the person to whom said principal sum is payable; PROVIDED, HOWEVER, that the first payment of interest on a Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date to the registered owner on such next succeeding Record Date. "Record Date" shall mean the day (whether or not a Market Day) fifteen calendar days prior to any Interest Payment Date. "Market Day" means (a) with respect to any Note, any day that is not a Saturday or Sunday and that is not a day on which banking institutions generally are authorized or obligated by law or executive order to close in the City of Minneapolis, Minnesota or The City of New York, and (b) if the Interest Rate Basis for this Note is LIBOR, is also a London Banking Day ("London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market), and (c) only if this
Note is denominated in a Specified Currency other than U.S. dollars, any day that is also, in the principal financial center of the country of the currency in which this Note is denominated, not a day on which banking institutions generally are authorized or obligated by law or executive order to close and
(d) only if this Note is denominated in European Currency Units ("ECUs"), is also an "ECU Settlement Day" ("ECU Settlement Day" means any day that (i) is not either (A) a Saturday or a Sunday or (B) a day that is designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made, and

(ii) is a day on which payments in the ECU can be settled by commercial banks and in foreign exchange markets in the place in which the relevant account for payment is located).

          Except as set forth below, payment of interest on this Note due on any Interest Payment Date and payment of principal on this Note due on any Amortizing Payment Date to be made in U.S. dollars will be payable at the corporate trust office of the Trustee (as hereinafter defined) or at the corporate trust office of Norwest Bank Minnesota, N.A., as paying agent under the Indenture (the "Paying Agent"), PROVIDED that, at the option of the Company, payment may be made by check mailed to the person entitled thereto at the holder's last address as it appears in the Security Register or, in the case of a holder of $10,000,000 or more in aggregate principal amount of Notes, by wire transfer to such account as may have been appropriately designated by such holder as set forth herein. Payment of the principal of, premium, if any, and interest, if any, on this Note due to the holder hereof at Maturity to be made in U.S. dollars will be made, in immediately available funds, upon presentation of this Note at the corporate trust office of the Trustee in The City of New York or the corporate trust office of the Paying Agent in the City of Minneapolis, Minnesota, provided that this Note is presented for surrender to the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures.

          If this Note is a Global Note, the total amount of any principal, premium, if any, and interest due on this Note representing one or more Book-Entry Notes on any Interest Payment Date or Amortizing Payment Date or at Maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the Depositary. The Depositary will allocate such payments to each Book-Entry Note represented by the Global Note and make payments to the owners or holders thereof in accordance with its existing operating procedures.

          Payments of interest to be made in a Specified Currency other than U.S. dollars (other than interest on this Note due to the holder hereof at Maturity) will be paid by check mailed to the address of the holder entitled thereto as it appears in the Security Register, such check to be drawn on a bank office located outside of the United States. Payment in a Specified Currency other than U.S. dollars of any Amortizing Payment Amount will be paid by check mailed to the address of the holder entitled thereto as it appears in the Security Register, such check to be drawn on a bank office located outside the United States. Payment in a Specified Currency, other than U.S. dollars, of the principal and premium and interest, if any, on this Note due to the holder hereof at Maturity will be made by wire transfer of immediately available funds to a designated account maintained in the country issuing the Specified Currency as shall have been designated at least sixteen days prior to Maturity by the registered holder of this Note at Maturity, provided that this Note is presented for surrender to the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures.

          Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Paying Agent at its corporate trust office and, unless revoked by written notice to the Paying Agent received by the Paying Agent on or prior to the Record

Date immediately preceding the applicable Interest Payment Date, the Amortizing Record Date immediately preceding the applicable Amortizing Payment Date or the sixteenth day preceding Maturity shall remain in effect with respect to any further payments with respect to this Note payable to such holder.

          Unless otherwise specified above under "Other Terms", payments of principal of and any premium and interest on any Note denominated in a Specified Currency other than U.S. dollars will be converted by the Exchange Rate Agent to U.S. dollars in the manner set forth below, PROVIDED, HOWEVER, that the holder of any Note denominated in a Specified Currency other than U.S. dollars may elect to receive payments in the Specified Currency by transmitting a written request for such payment to the corporate trust office of the Paying Agent on or prior to the Record Date immediately preceding any Interest Payment Date, the Amortizing Record Date immediately preceding the applicable Amortizing Payment Date or at least sixteen calendar days prior to Maturity. Such request may be mailed or hand delivered or sent by cable or telex or other form of facsimile transmission. The holder of any such Note may elect to receive payment in the Specified Currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. Any such election will remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent on or prior to the Record Date immediately preceding the applicable Interest Payment Date, the Amortizing Record Date immediately preceding the applicable Amortizing Payment Date or the sixteenth calendar day preceding Maturity.

          If this Note is a Global Note as specified above, a beneficial owner of this Note denominated in a Specified Currency electing to receive payments of principal or any premium or interest in a Specified Currency other than U.S. dollars must notify the participant through which its interest is held on or prior to the applicable Regular Record Date, in the case of a payment of interest, and on or prior to the sixteenth day prior to Maturity, in the case of principal or premium, of such beneficial owner's election to receive all or a portion of such payment in a Specified Currency. Such participant must notify the Depositary of such election on or prior to the third Market Day after such Regular Record Date. The Depositary will notify the Paying Agent of such election on or prior to the fifth Market Day after such Regular Record Date. If complete instructions are received by the participant and forwarded by the participant to the Depositary, and by the Depositary to the Paying Agent, on or prior to such dates, the beneficial owner will receive payments in the Specified Currency.

          If a payment with respect to this Note cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice will be mailed to the holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent's receipt of such a designation, such payment will be made within five Market Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the holder or holders of this Note in respect of which payments are made.

          Any payment on this Note due on any day which is not a Market Day need not be made on such day, but may be made on the next succeeding Market Day with the same force and effect as if made on the due date except that, if the Interest Rate Basis for this Note is LIBOR and such Market Day is in the next succeeding calendar month, such payment shall be made on the immediately preceding Market Day, and, in the case of a payment at Maturity due on a day which is not a Market Day, no interest shall accrue for the period from and after such date.

          IF THIS NOTE IS A GLOBAL NOTE AS SPECIFIED ABOVE, THE FOLLOWING LEGEND IS APPLICABLE: "THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR."

          Additional provisions of this Note are contained following the signature lines and Certificate of Authentication hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture referred to hereinbelow.

          IN WITNESS WHEREOF, NORWEST CORPORATION has caused this instrument to be signed by its duly authorized officer, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

TRUSTEE'S CERTIFICATE OF                NORWEST CORPORATION
AUTHENTICATION
This Note is one of a
designated series of Debt
Securities described in
the Indenture referred to
hereinbelow                             By
                                          __________________,

THE FIRST NATIONAL BANK OF
  CHICAGO,
as Trustee,


By                           ,          Attest:
  ---------------------------
  Authorized Officer

                                        ----------------------------------------
                                                                   , Secretary
                                        ---------------------------

          OR


NORWEST BANK MINNESOTA, N.A.,           [SEAL]
as Authenticating Agent
for the Trustee


By
  ---------------------------,
  Authorized Officer

                               NORWEST CORPORATION

                    MEDIUM-TERM FLOATING RATE NOTE, SERIES J

                   Due Nine Months or More From Date of Issue


          This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (the "Debt Securities"), all issued or to be issued under and pursuant to an indenture dated as of December 15, 1993 (the "Indenture"), with The First National Bank of Chicago, as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Debt Securities. As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Debt Securities, which series is limited to an aggregate initial offering price of $5,000,000,000, or the equivalent thereof in foreign currencies or foreign currency units, designated as the Medium-Term Notes, Series J (the "Notes") of the Company. The Notes may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the holder at different times or not at all, be extendible and be denominated in different currencies.

          The interest rate in effect from the date of issue to the Initial Interest Reset Date shall be the Initial Interest Rate specified above. Commencing with the Initial Interest Reset Date specified above following the Original Issue Date specified above, the rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as specified above under "Interest Rate Reset Period"; PROVIDED, HOWEVER, that unless otherwise specified above under "Other Terms" the interest rate in effect hereon for the 10 calendar days immediately prior to Maturity hereof will be that in effect on the tenth day next preceding Maturity. Each such adjusted rate shall be applicable from and including the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until Maturity, as the case may be. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined with respect to the Interest Determination Date next preceding such Interest Reset Date in accordance with the provisions of the applicable heading below and adjusted by the addition or subtraction of the Spread, if any, specified above, and/or by the multiplication by the Spread Multiplier, if any, specified above.

          DETERMINATION OF INTEREST RATE PER ANNUM FOR PRIME RATE NOTES. If the Interest Rate Basis specified above is Prime Rate, the interest rate per annum determined with respect to any Interest Determination Date specified above shall equal the rate on such date as such rate is published in the Federal Reserve Board "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Federal Reserve Board ("H.15(519)") under the heading "Bank Prime Loan". If such rate is not published prior to 9 A.M., New York City time, on the

Interest Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates; PROVIDED, HOWEVER, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Prime Interest Determination Date will be the Prime Rate as determined based on the last such rate published in H.15(519) and provided, further, that if such rate is not so published in H.15(519), the Prime Rate hereon will remain the Prime Rate in effect hereon on such Prime Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money

Rates Services (or such other page as may replace the USPRIME1 that service for the purpose of displaying prime rates or base lending rates of major United States banks).

          DETERMINATION OF INTEREST RATE PER ANNUM FOR LIBOR NOTES. If the Interest Rate Basis specified above is LIBOR, the interest rate per annum determined with respect to any Interest Determination Date specified above shall be determined by the Calculation Agent in accordance with the following provisions:

          (i) With respect to any Interest Determination Date, LIBOR will be, as specified on the face hereof, either: (a) the arithmetic mean of the offered rates for deposits in U.S. dollars having the specified Index Maturity, commencing on the second London Banking Day immediately following such Interest Determination Date, that appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the specified Index Maturity, commencing on the second London Banking Day immediately following such Interest Determination Date, that appears on the Telerate Page 3750 (as defined below) as of 11:00 A.M., London time, on such Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of such Interest Determination Date will be determined in the manner described in
    (ii) below.

          (ii) With respect to any Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in (i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent (the "Reference Banks") at approximately 11:00 A.M., London time, on such Interest Determination Date to prime banks in the London interbank market having the specified Index Maturity commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount, not less than U.S. $1,000,000, that, in the judgment of the Calculation Agent, is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Interest Determination

    Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Calculation Agent at approximately 11:00 A.M., New York City time, on such Interest Determination Date for loans in United States dollars to leading European banks, having the specified Index Maturity, commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date and in a principal amount, not less than U.S. $1,000,000, that, in the judgment of the Calculation Agent, is representative for a single transaction in such market at such time; PROVIDED, HOWEVER, that if fewer than three banks in The City of New York selected as aforesaid by the Calculation Agent are quoting as specified in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will remain LIBOR in effect hereon on such LIBOR Interest Determination Date.

          DETERMINATION OF INTEREST RATE PER ANNUM FOR TREASURY RATE NOTES. If the Interest Rate Basis specified above is Treasury Rate, the interest rate per annum determined with respect to any Interest Determination Date specified above shall equal the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified above as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if not so published by 3:00 P.M., New York City time, on the Interest Calculation Date, as specified above, pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise reported by the United States Department of the Treasury. In the event that the results of such auction of Treasury bills are not published or reported as provided above by 3:00 P.M., New York City time, on such Interest Calculation Date or if no such auction is held in a particular week, then the interest rate per annum shall be calculated by the Calculation Agent and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as described in this sentence, the Treasury Rate hereon with respect to such Interest Determination Date will remain the Treasury Rate in effect hereon on such Interest Determination Date.

          DETERMINATION OF INTEREST RATE PER ANNUM FOR COMMERCIAL PAPER RATE NOTES. If the Interest Rate Basis specified above is Commercial Paper Rate, the interest rate per annum determined with respect to any Interest Determination Date specified above shall equal (a) the Money Market Yield (as defined herein) of the rate on such Interest Determination Date for commercial paper having the Index Maturity specified above, (i) as such rate is published in Release H.15(519), under the heading "Commercial Paper", or (ii) if such rate is not published on or prior to 3:00 P.M., New York City time, on the Interest Calculation Date, as specified above, pertaining to such Interest Determination Date, as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations"), under the heading "Commercial Paper", or (b) if by 3:00 P.M., New York City time, on such Interest Calculation Date, such rate is not published in either of such publications, the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the specified Index Maturity placed for industrial issuers whose bond rating is "AA", or the equivalent, from a nationally recognized securities rating agency; PROVIDED, HOWEVER, that if fewer than three such dealers are quoting as described above, the Commercial Paper Rate hereon with respect to such Interest Determination Date will remain the Commercial Paper Rate in effect hereon on such Interest Determination Date.

          "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                360 x D
    Money Market Yield = 100 x
                               -------------------
                                360 - (D x M)


where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          DETERMINATION OF INTEREST RATE PER ANNUM FOR CD RATE NOTES. If the Interest Rate Basis specified above is CD Rate, the interest rate per annum determined with respect to any Interest Determination Date specified above shall equal the rate for the relevant CD Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Release H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 P.M., New York City time, on the relevant Interest Calculation Date, then the CD Rate shall be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 P.M., New York City time, on such Interest Calculation Date such rate is not published in Composite Quotations, the CD Rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the specified Index Maturity in a denomination of $5,000,000; PROVIDED, HOWEVER, that, if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate hereon with respect to such Interest Determination Date will remain the CD Rate in effect hereon such Interest Determination Date.

          DETERMINATION OF INTEREST RATE PER ANNUM FOR CMT RATE NOTES. If the Interest Rate Basis specified above is CMT Rate, the interest rate per annum determined with respect to any Interest Determination Date specified above shall equal the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption " . . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index (as defined below) for
(i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which such Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the Interest Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant Release H.15(519). If such rate is no longer published, or if not published by 3:00 p.m., New York City time, on the related Interest Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for such Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant Release H.15(519). If such information is not provided by 3:00 p.m., New York

City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four

(and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used. "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated on the face hereof (or any other page as may replace such page on that service for the purpose of displaying treasury constant maturities as reported in Release H.15(519)), for the purpose of displaying treasury constant maturities as reported in Release H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week. "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

          DETERMINATION OF INTEREST RATE PER ANNUM FOR FEDERAL FUNDS RATE NOTES. If the Interest Rate Basis specified above is Federal Funds Rate, the interest rate per annum determined with respect to any Interest Determination Date specified above shall equal the rate on the relevant Federal Funds Interest Determination Date for Federal Funds as published in

Release H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 P.M., New York City time, on the relevant Interest Calculation Date, then the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 P.M., New York City time, on such Interest Calculation Date such rate is not published in Composite Quotations, the Federal Funds Rate with respect to such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading dealers of Federal Funds transactions in The City of New York selected by the Calculation Agent; PROVIDED, HOWEVER, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate hereon with respect to such Interest Determination Date will remain the Federal Funds Rate in effect hereon on such Federal Funds Interest Determination Date.

          All percentages resulting from any calculation referred to herein will be rounded, if necessary, to the nearest one hundred-thousandth of one percentage point, with five one-millionths of one percentage point rounded upward (e.g., 9.876545% (or. 09876545) being rounded to 9.87655% (or .0987655)
and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)); and all currency or currency unit amounts used in or resulting from such calculations on this Note will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

          Notwithstanding the foregoing, the interest rate per annum hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Interest Calculation Date.

          The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

          At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to this Note.

          Interest payments hereon will include interest accrued to but excluding the applicable Interest Payment Date; PROVIDED, HOWEVER, that if the rate at which interest on this Note is payable shall be adjusted daily or weekly as specified above under "Interest Rate Reset Period" and as determined in accordance with the provisions hereof, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued to and including the Record Date next preceding such Interest Payment Date. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid or duly provided for, as the case may be, shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid or duly provided for, as the case may be, up to but not including the date for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate per annum applicable to such day by 360 if the Interest Rate Basis specified above is Prime Rate, LIBOR, Commercial Paper Rate, CD Rate, CMT Rate or Federal Funds Rate or by the actual number of days in the year if the Interest Rate Basis specified above is Treasury Rate.

          If this Note is denominated in a Specified Currency other than U.S. dollars, any U.S. dollar amount to be received by a holder of this Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Market Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date, in the aggregate amount of the Specified Currency payable to all holders of Notes receiving U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs associated with any payments in U.S. dollars will be borne by the holder of the Note by deductions from such payments.

          If the principal of, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Specified Currency is not available at the time of any scheduled payment of principal, premium or interest to be made in the Specified Currency, then the Company shall be entitled to satisfy its obligations hereunder by making such payment in U.S. dollars. Any such payment shall be made on the basis of the Market Exchange Rate on the second Market Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated above under "Other Terms". The Market Exchange Rate for any Specified Currency means the noon buying rate in The City of New York for cable transfer for such Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment under such circumstances in U.S. dollars where required payment is in a Specified Currency will not constitute an Event of Default under the Indenture.

          In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of
(a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of two-thirds in principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting (i) the holders of two-thirds in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) the holders of a majority in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the holders of all Debt Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          If so provided above under the heading "Redeemable on or after (at option of Company)", this Note may be redeemed by the Company on and after the date so indicated. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part, at the option of the Company at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified above, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified above, until the Redemption Percentage is equal to 100%.

          If so provided above, this Note will be repayable in whole or in part in increments of $1,000 or, in the case of non-U.S. dollar denominated Notes, of an amount equal to the integral multiples referred to under the heading "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination) provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $1,000 or, in the case of non-U.S. dollar denominated Notes, the minimum Authorized Denomination referred to above, on any "Optional Repayment Date" (as stated above), at the option of the holder, at the repayment amount specified above, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Notes to be repaid, the Company must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the holder of the within Note, on or before the thirtieth, but not earlier than the forty-fifth day, or, if such day is not a Market Day, the next succeeding Market Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the holder of this Note, (b) the principal amount of this Note and the amount of this

Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Market Days after the date of such telegram, telex, facsimile transmission or letter (and this Note and form duly completed are received by the Company by such fifth Market Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is Sixth and Marquette, Minneapolis, Minnesota 55479 (or, at such other place as the Company shall notify the holders of the Notes). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

          The Notes are issuable in global or definitive form without coupons in denominations of $1,000 and integral multiples thereof or, if the Specified Currency is other than U.S. dollars, in the denominations indicated above. Upon due presentment for registration of transfer of this Note at the corporate trust office of the Trustee in The City of New York or at the corporate trust office of the Paying Agent in the City of Minneapolis, Minnesota, a new Note or Notes in authorized denominations in the Specified Currency for an equal aggregate principal amount and like interest rate and Stated Maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and to the limitations described below with respect to Global Notes, if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.

          If this Note is a Global Note (as specified above), this Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Note shall be exchangeable for definitive Notes in registered form and so notifies the Trustee or (z) an Event of Default with respect to the Notes represented hereby has occurred and is continuing. If this
Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Specified Currency, Stated Maturity and other terms and of differing denominations aggregating a like amount.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times, at the rate and in the currency herein prescribed.

          The Company, the Trustee and the Paying Agent may deem and treat the registered holder hereof as the absolute owner of this Note at such holder's address as it appears on the Security Register of the Company as kept by the Trustee or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and none of the Company, the Trustee or the Paying Agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

          No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every such incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.

          Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.

                              --------------------


                            OPTION TO ELECT REPAYMENT


                 TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                          ELECTS TO EXERCISE SUCH RIGHT



          The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at ______________________________ (please print or typewrite name and address of the undersigned).

          For this Note to be repaid the Company must receive at the applicable address of the Paying Agent set forth above or at such other place or places of which the Company shall from time to time notify the holder of the within Note, on or before the thirtieth, but not earlier than the forty-fifth, day, or, if such day is not a Market Day, the next succeeding Market Day, prior to the repayment date, (i) this Note, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the holder of the Note, (b) the principal amount of the Note and the amount of the Note to be repaid, (c) a statement that the option to elect repayment is being irrevocably exercised thereby, and (d) a guarantee stating that the Note to be repaid with the form entitled "Option to Elect Repayment" on the addendum to the Note duly completed will be received by the Company not later than five Market Days after the date of such telegram, telex, facsimile transmission or letter (and such Note and form duly completed are received by the Company by such fifth Market Day).

          If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000 or, if the Note is denominated in a currency other than U.S. dollars, of an amount equal to the integral multiples referred to above under the heading "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination)) which the holder elects to have repaid:
______________________________; and specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof or, if the Note is denominated in a currency other than U.S. dollars, an Authorized Denomination) of the Note or Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid): _______________________.

Date
     -------------------------     ---------------------------------------------
                                   Notice: The signature to this Option to Elect Repayment must correspond with the name as written upon page 3 of the Note in every particular without alteration or enlargement or any other change whatsoever.

                              --------------------

                                  ABBREVIATIONS


          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   --   as tenants in common               UNIF GIFT MIN ACT--____CUSTODIAN ____
TEN ENT   --   as tenants by the entireties                         (Cust)       (Minor)
JT TEN    --   as joint tenants with right            Under Uniform Gifts to Minors Act
               of survivorship and not as
               tenants in common
                                                                    (State)

               Additional abbreviations may also be used though not in the above list.

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee


- ------------------------------

- --------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


the within Note of NORWEST CORPORATION and does hereby irrevocably constitute and appoint ________________________________________ attorney to transfer said
Note on the books of the Company, with full power of substitution in the premises.


Dated:
       -----------------------          --------------------------------------

                                        --------------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.